UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2015

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Christian Street

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 6, 2015, Nxt-ID, Inc. (the “Company”) received a written notification (the “Notice”) from the NASDAQ Stock Market ("NASDAQ") indicating that the Company was not in compliance with NASDAQ Listing Rule 5550(b)(2), as the Company’s Market Value of Listed Securities (“MVLS") was below $35 million for the previous 30 consecutive business days.

In accordance with NASDAQ Marketplace Rule 5810(c)(3), the Company has been granted a 180 calendar day compliance period, or until April 4, 2016, to regain compliance with the minimum MVLS requirement. To regain compliance, the Company's MVLS must close at $35 million or more for a minimum of 10 consecutive business days during the 180 calendar day compliance period. During the compliance period, the Company’s shares of common stock will continue to be listed and traded on the Nasdaq Capital Market.

The Company intends to monitor its MVLS between now and April 4, 2016, and will consider and evaluate all available options to resolve the Company’s noncompliance with the MVLS requirement as may be necessary. There can be no assurance that the Company will be able to regain compliance with the MLVS requirement or will otherwise be in compliance with other Nasdaq listing criteria.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2015	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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